CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


      We hereby consent to the use in the Form 10-SB Registration
Statement of Epilogue Corporation our report as of June 7, 1999 dated June 11, 1999 relating to the financial statement of Epilogue Corporation which appears in such Form 10-SB.


                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca Raton, Florida
June 16, 1999